UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2005

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

Intersections Inc. has entered into amendments of certain agreements with Equifax Consumer Services, Inc. The initial term of each of those agreements expires on November 26, 2006, if either party gives notice of non-renewal on or before November 26, 2005. The amendments shorten the time by two months (from 12 months to 10 months) for either party to give notice of non-renewal prior to the expiration of the term on November 26, 2006. The purpose is to allow the parties to continue for two months their negotiation of an extension, amendment or replacement of those agreements without having to provide notice of non-renewal.

The amendments relate to: (i) the Agreement for Credit Monitoring Batch Processing Services, among Intersections Inc., Equifax Consumer Services, Inc., and Creditcomm Services LLC, dated November 27, 2001; (ii) the Master Agreement for Marketing, Operational and Cooperative Services, among Intersections Inc., Equifax Consumer Services, Inc., and Creditcomm Services LLC, dated November 27, 2001; and (iii) Agreement - Consumer Disclosure Service, among Intersections Inc., Equifax Consumer Services Inc., Creditcomm Services LLC and Digital Matrix Systems, Inc., dated April 7, 1997, as amended by the First and Second Addendum.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2005

INTERSECTIONS INC. By: /s/ Debra R. Hoopes Name: Debra R. Hoopes Title: Chief Financial Officer